Exhibit 99.1

MICT ANNOUNCES WARRANT REPURCHASE AGREEMENT

MONTVALE, NJ – February 3, 2023 – MICT, Inc. (NASDAQ: MICT) (“MICT” and the “Company”) announced today it has entered into repurchase agreements with certain holders of the outstanding warrants over its common stock. Pursuant to the agreements, MICT will repurchase warrants representing an aggregate amount of 28,117,835 shares of its common stock, for which it is paying $0.15 per share on March 3, 2023 and $0.10 per share on May 1, 2023 at an aggregate cost to the Company of $7,029,459.

Additionally, the Company has entered into an agreement with certain other warrants holders with respect to an additional 1,064,000 shares, who have agreed to grant the Company an option from July 1, 2023 to July 31, 2023 to repurchase their warrants for $0.25 per share upon the exercise of such option. These warrant holders have also agreed to a standstill provision whereby, absent an approval of the Company’s Board, they will not trade in the Company’s securities.

The warrants being repurchased were originally issued by the Company between November 2020 and March 2021 pursuant to three offerings of common stock and warrants. The exercise prices of the warrants were $3.12 in the first offering and $2.80 in the subsequent two offerings, with various expiration dates between August 16, 2024 and August 16, 2026. The repurchase will result in the surrender and cancellation of the warrants held by each holder.

The warrant repurchases announced today reflect the first in a series of repurchases of the Company’s securities as part of the share repurchase program initially outlined on November 29, 2022.

About MICT

On November 30, 2022, MICT acquired 100% of Tingo Mobile Limited, which is the leading Agri-Fintech company operating in Africa, with a marketplace platform that empowers social upliftment through mobile, technology and financial access for rural farming communities. Tingo’s novel “device as a service” model allows it to add market leading applications to enable customers to trade, buy top ups, pay bills, access insurance and lending services. Tingo Mobile is seeking to expand its operations across select markets in Africa and certain other parts of the world. Tingo Mobile’s strategic plan is to become an eminent global Fintech and Agri-Fintech business delivering social upliftment and financial inclusion to millions of SME farmers and businesses.

MICT is a financial technology business principally focused on the growth and development of a suite of consumer fintech services across approximately 130 cities in China, with planned expansion into additional markets. MICT has developed highly scalable proprietary platforms for insurance products (B2B, B2B2C and B2C) and financial services/products (B2C), the technology for which is highly adaptable for other applications and markets. MICT has acquired and holds the requisite license and approvals with the Hong Kong Securities and Futures Commission to deal in securities and provide securities advisory and asset management services. MICT also has memberships/registrations with the Hong Kong Stock Exchange and the requisite Hong Kong and China Direct clearing companies. MICT’s financial services business and first financial services product, the Magpie Invest app, is able to trade securities on NASDAQ, NYSE, TMX, HKSE, China Stock Connect, LSE, the Frankfurt Stock Exchange and the Paris Stock Exchange.

Tingo Mobile offers its comprehensive platform service through use of smartphones – ‘device as a service’ (using GSM technology) -- to empower a marketplace to enable subscribers/farmers within and outside of the agricultural sector to manage their commercial activities of growing and selling their production to market participants both domestically and internationally. The ecosystem provides a ‘one stop shop’ solution to enable such subscribers to manage everything from airtime top ups, bill pay services for utilities and other service providers, access to insurance services and micro finance to support their value chain from ‘seed to sale’.

As of September 30, 2022, Tingo Mobile had approximately 9.3 million subscribers using its mobile phones and Nwassa platform. Nwassa is Africa’s leading digital agriculture ecosystem that empowers rural farmers and agri-businesses by using proprietary technology to enable access to markets in which they operate. Farm produce can be shipped from farms across Africa to any part of the world, in both retail and wholesale quantities. Nwassa’s payment gateway also has an escrow structure that creates trust between buyers and sellers. Tingo Mobile’s system provides real-time pricing, straight from the farms, eliminating middlemen. Tingo Mobile’s users pay for produce bought using available pricing on its platform.

Cautionary Note Regarding Forward-Looking Statements

Certain statements made herein contain, and certain oral statements made by representatives of MICT and Tingo and their respective affiliates, from time to time may contain, “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. MICT’s and Tingo Mobile’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, MICT’s and Tingo Mobile’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside of the control of MICT or Tingo Mobile and are difficult to predict.

Investor Relations Contact

Chris Tyson/Larry Holub

949-491-8235

MICT@mzgroup.us

www.mzgroup.us

MICT Inc. Contact Information

Email: info@mict-inc.com

Phone: (201) 225-0190